Product supplement AZ	Registration Statement No. 333-184193
To prospectus dated September 28, 2012 and	Dated September 28, 2012
prospectus supplement dated September 28, 2012, each as may be amended	Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG
Knock-Out Notes Linked to an Equity Based or Commodity Based Index or Exchange Traded Fund, a Commodity or a Basket of such Indices, Exchange Traded Funds and/or Commodities

General

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Deutsche Bank AG may, from time to time, offer and sell Knock-Out Notes, or as may be titled in corresponding term sheets and pricing supplements, Capped Knock-Out Notes (the “securities”) linked to an equity based or commodity based index (an “Index”) or exchange traded fund (a “Fund”), a commodity (a “Commodity”) or a basket (a “Basket”) of such Indices, Funds and/or Commodities (each a “Basket Component”). Each Index, Fund, Commodity and Basket will be referred to as an “Underlying.”

•
This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe the terms that apply specifically to the securities, including any changes to the terms specified below; and that term sheet or pricing supplement and/or an underlying supplement will describe any Underlying or Basket Components to which the securities are linked.  We refer to such term sheets and pricing supplements generally as “pricing supplements.” If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

•	The securities are senior unsecured obligations of Deutsche Bank AG.

•	Payment on the securities is linked to the performance of an Underlying, as described below. The repayment of your initial investment is not guaranteed and you may lose your entire initial investment.

•
The securities linked to a commodity based Underlying or Basket Component may be redeemed early due to a Commodity Hedging Disruption Event and as a result you could lose some or all of your initial investment. See “Description of Securities — Adjustments to Valuation Dates and Payment Dates —  Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components.”

•	For important information about tax consequences, see “U.S. Federal Income Tax Consequences” in this product supplement.

•	The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts, if any, will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in any Underlying or Basket Component.

•	The obligations under the securities are our obligations only, and the sponsor of any Underlying or Basket Component will have no obligations of any kind under the securities.

•	The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks, including the risk of complete loss of your initial investment. The securities differ from ordinary debt securities in that the securities can have downside market risk similar to the Underlying. This risk is in addition to the credit risk inherent in purchasing an obligation of Deutsche Bank AG. See “Risk Factors” beginning on page 7 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related underlying supplement or pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

September 28, 2012

TABLE OF CONTENTS

Summary Terms	2
Risk Factors	7
Description of Securities	18
The Underlyings	34
U.S. Federal Income Tax Consequences	35
Use of Proceeds; Hedging	39
Underwriting (Conflicts Of Interest)	40

In making your investment decision, you should rely only on the information contained or incorporated by reference in the underlying supplement and pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant underlying supplement, pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant underlying supplement, pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement or the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank AG since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities, and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY TERMS

Underlying
For securities linked to an equity based or commodity based index (an “Index”) or exchange traded fund (a “Fund“) or a commodity (a “Commodity”), the Underlying will be the Index, Fund or Commodity designated in the relevant pricing supplement.

For securities linked to a basket (a “Basket”) of Indices, Funds and/or Commodities, the Underlying will be the basket designated in the relevant pricing supplement. The individual Indices, Funds and/or Commodities included in the Basket (each a “Basket Component”) and the relevant weighting of each Basket Component will be set forth in the relevant pricing supplement.

Foreign Currency Exposure
The pricing supplement may also specify that the securities will be linked to the performance of an Underlying or Basket Component adjusted for its exposure to the performance of one or more currencies relative to a reference currency. Accordingly, the Initial Level and/or the Final Level of the relevant Underlying will be adjusted by one or more currency exchange rates and the Payment at Maturity formula for such securities will be set forth in the relevant pricing supplement.

Face Amount	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement
Issue Price	100% of the Face Amount, unless otherwise specified in the relevant pricing supplement
Payment at Maturity
Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment at maturity or pay coupon payments. Instead, at maturity, Deutsche Bank AG will pay you a cash amount, if any, based on the performance of the Underlying, as described below or as specified in the relevant pricing supplement. Any Payment at Maturity is subject to the credit of the issuer.

If a Knock-Out Event has occurred

Deutsche Bank AG will pay you a cash payment at maturity per Face Amount of securities equal to:

Face Amount + (Face Amount × Underlying Return)

In this scenario, if the Underlying Return is negative, you will lose 1.00% of your initial investment for every 1.00% the Final Level is less than the Initial Level. Accordingly, you will lose some or all of your initial investment.

If a Knock-Out Event has not occurred

If a Maximum Return does not apply

Deutsche Bank AG will pay you a cash payment at maturity per Face Amount of securities equal to:

Face Amount + (Face Amount × the greater of (i) the Underlying Return and (ii) the Contingent Minimum Return)

If a Maximum Return does apply

Deutsche Bank AG will pay you a cash payment at maturity per Face Amount of securities equal to:

Face Amount + Face Amount ×(the greater of (i) the Contingent Minimum Return and (ii) the Underlying Return, subject to the Maximum Return)

In this scenario, your potential Payment at Maturity is limited by the Maximum Return. Accordingly, if the Underlying Return is greater than the Maximum Return, Deutsche Bank AG will pay you only the Maximum Return.

In addition, the Underlying Return may be multiplied by an Upside Leverage Factor or a Downside Participation Factor, if specified in the relevant pricing supplement.

Alternative Calculation of Payment at Maturity Using Underlying Contributions
If the relevant pricing supplement specifies, your Payment at Maturity may be based on the aggregated, weighted returns derived from the performance of two or more Underlyings.

If this method of calculation is specified, the Underlying Return of two or more Underlyings will be used to calculate a Payment at Maturity amount (each an “Underlying Contribution”) in accordance with the provisions set out above under “Payment at Maturity.” Each Underlying Contribution may be subject to a Knock-Out Amount, a Maximum Return, a Contingent Minimum Return, an Upside Leverage Factor and/or a Downside Participation Factor assigned to the particular Underlying.

To calculate your Payment at Maturity, the Underlying Contribution applicable to each Underlying will be weighted (i.e., multiplied by a percentage) and the weighted Underlying Contributions will be added together to arrive at the Payment at Maturity.

Certain Other Definitions	The following defined terms may be used in calculating the payment, if any, on your securities:
Closing Level
For a Basket, the “Closing Level” will equal the level of such Basket, calculated in accordance with the formula set forth in the relevant pricing supplement, on the relevant date of calculation.

For a Commodity, the “Closing Level” will equal the price of such Commodity on the relevant date of calculation, as defined in the relevant pricing supplement.

For a Fund, the “Closing Level” will equal the Closing Price (as defined below) of one share of such Fund on the relevant date of calculation, multiplied by the then-current Share Adjustment Factor applicable to the Fund.

For an Index, the “Closing Level” will equal the official closing level of such Index on the relevant date of calculation.

Contingent Minimum Return	A percentage which will be specified in the relevant pricing supplement. In the relevant pricing supplement, the Contingent Minimum Return may be referred to as the “Contingent Return.”

Downside Participation Factor
The Downside Participation Factor will be a number or percentage which will be specified, if applicable, in the relevant pricing supplement.

In the relevant pricing supplement, the Downside Participation Factor may be referred to as the “Downside Factor” or the “Downside Participation Percentage,” as applicable.

Final Basket Level
The Final Basket Level will equal the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Basket on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Commodity Price
The Final Commodity Price will equal the Closing Level of the Commodity on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Commodity on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Fund Price
The Final Fund Price will equal the Closing Level of the Fund on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Fund on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Index Level
The Final Index Level will equal the Closing Level of the Index on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Index on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Level	The Final Level will be one of the following, as applicable: • Final Basket Level • Final Commodity Price • Final Fund Price • Final Index Level
In the relevant pricing supplement, the Final Level may be referred to as the “Final Price.”
Initial Basket Level	The Initial Basket Level will equal the Closing Level of the Basket on the Trade Date, or such other level as specified in the relevant pricing supplement.
Initial Commodity Price	The Initial Commodity Price will equal the Closing Level of the Commodity on the Trade Date, or such other price as specified in the relevant pricing supplement.
Initial Fund Price	The Initial Fund Price will equal the Closing Level of the Fund on the Trade Date, or such other price as specified in the relevant pricing supplement.
Initial Index Level	The Initial Index Level will equal the Closing Level of the Index on the Trade Date, or such other level as specified in the relevant pricing supplement.
Initial Level	The Initial Level will be one of the following, as applicable: • Initial Basket Level • Initial Commodity Price • Initial Fund Price • Initial Index Level
In the relevant pricing supplement, the Initial Level may be referred to as the “Initial Price,” “Lookback Level” or “Lookback Price,” as applicable.
Intraday Level
For a Basket, the “Intraday Level” will equal the level of such Basket at the relevant time of calculation, calculated in accordance with the formula set forth in the relevant pricing supplement.

For a Commodity, the “Intraday Level” will equal the price of such Commodity at the relevant time of calculation, as defined in the relevant pricing supplement.

For a Fund, the “Intraday Level” will equal the Intraday Price (as defined below) of one share of such Fund at the relevant time of calculation, multiplied by the then-current Share Adjustment Factor applicable to the Fund.

For an Index, the “Intraday Level” will equal the level of such Index at the relevant time of calculation.

Knock-Out Amount
A percentage which will be specified in the relevant pricing supplement.

In the relevant pricing supplement, the Knock-Out Amount may be referred to as the “Knock-In Amount,” “Knock-In Buffer Amount” or “Knock-Out Buffer Amount,” as applicable.

Knock-Out Event
Unless otherwise specified in the relevant pricing supplement, a Knock-Out Event will occur if, in the case of Closing Level monitoring, the Closing Level of the Underlying is less than the Initial Level by an amount greater than the Knock-Out Amount on any day during the Monitoring Period, or, in the case of Intraday Level continuous monitoring, if the Intraday Level of the Underlying is less than the Initial Level by an amount greater than the Knock-Out Amount at any time on any day during the Monitoring Period, as applicable.

The relevant pricing supplement will specify whether Closing Level monitoring or Intraday Level continuous monitoring is applicable to the securities. In addition, the relevant pricing supplement may specify an alternate method for monitoring of the Underlying. For example, a Knock-Out Event may occur if the Closing Level or Intraday Level of the Underlying is less than the Initial Level by an amount equal to or greater than the Knock-Out Amount. The relevant pricing supplement may also specify that a Knock-Out Event will be determined by Closing Level monitoring on the Final Valuation Date.

In the relevant pricing supplement, the Knock-Out Event may be referred to as the “Knock-In Event.”

Maturity Date
The date specified in the relevant pricing supplement. The Maturity Date is subject to adjustment as described below under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Maximum Return
The Maximum Return will be a number or percentage of the Face Amount which will be specified, if applicable, in the relevant pricing supplement.

In the relevant pricing supplement, the Maximum Return may be referred to as the “Maximum Gain.”

Monitoring Period
Unless otherwise specified in the relevant pricing supplement, the period from (but excluding) the Trade Date to (and including) the Final Valuation Date or the Final Averaging Date (as defined below), as applicable.

In the relevant pricing supplement, the Monitoring Period may be referred to as the “Observation Period.”

Share Adjustment Factor
Unless otherwise specified in the relevant pricing supplement, the Share Adjustment Factor, which applies for each Underlying or Basket Component that is a Fund, will initially be 1.0, subject to adjustments as described below under “Description of Securities — Anti-Dilution Adjustments for Funds.”

Strike Level
For securities that have a Strike Level, which will be specified in the relevant pricing supplement, the mechanics described above under “— Payment at Maturity” will apply, except that the Underlying Return will be calculated using the Strike Level instead of the Initial Level, unless otherwise specified in the relevant pricing supplement. The Strike Level will equal a pre-determined percentage of the Initial Level, specified in the relevant pricing supplement, which may be greater than or less than 100% of the Initial Level.

In the relevant pricing supplement, the Strike Level may be referred to as the “Strike Price.”

Trade Date	The date specified in the relevant pricing supplement.
Underlying Return
Unless otherwise specified in the relevant pricing supplement, the Underlying Return will be equal to:

Final Level – Initial Level (or the Strike Level, if applicable)
Initial Level (or the Strike Level, if applicable)

In the relevant pricing supplement, the Underlying Return may be referred to as the “Basket Return,” “Commodity Return,” “Fund Return” or “Index Return,” as applicable.

Upside Leverage Factor
The Upside Leverage Factor will be a number or percentage which will be specified, if applicable, in the relevant pricing supplement.

In the relevant pricing supplement, the Upside Leverage Factor may be referred to as the “Multiplier” or the “Participation Rate,” as applicable.

Valuation Date(s)
The Final Level will be calculated on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement.

We refer to any Trade Date, Final Valuation Date, Averaging Date or other date specified in the pricing supplement on which a level for an Underlying or Basket Component is required to be determined as a “Valuation Date” in this product supplement. Any Valuation Date is subject to adjustment as described below under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Conflicts of Interest
We own, directly or indirectly, all of the outstanding equity securities of Deutsche Bank Securities Inc. (“DBSI”). Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), any offering in which DBSI participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not pay any coupons or guarantee the return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing in any Underlying or Basket Component or any of the components included in such Underlying or Basket Component. You should consider carefully the following discussion of risks, including equity market or commodity market risks as well as currency exchange rate risk affecting certain Indices and securities that include Foreign Currency Exposure, described below, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

Your investment in the securities may result in a loss of some or all of your initial investment.

The terms of the securities differ from those of ordinary debt securities in that we will not necessarily repay your initial investment in the securities. Instead, at maturity, Deutsche Bank AG will pay you a cash amount, if any, based on the performance of the Underlying, and that will be determined pursuant to the terms described in this product supplement and the relevant pricing supplement. It is possible that you will lose some or all of your initial investment in the securities. Because the securities are our senior obligations, payment of any amount on the securities is subject to our ability to satisfy our obligations as they become due.

The appreciation potential of the securities is limited to the Maximum Return, if applicable.

If the securities are subject to a Maximum Return, the appreciation potential of the securities above the Face Amount is generally limited by the Maximum Return. Any applicable Maximum Return will be a percentage which we will determine on the Trade Date and which will be set forth in the relevant pricing supplement. Accordingly, if the relevant pricing supplement specifies a Maximum Return for the securities, the appreciation potential of the securities will be limited to that Maximum Return even if the Underlying Return multiplied by the Upside Leverage Factor, if applicable, is greater than that Maximum Return.

The Upside Leverage Factor, if applicable, applies only if you hold the securities to maturity.

You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, the price you receive may not reflect the full economic effect of the applicable Upside Leverage Factor or the other economic features of the securities, and the return you realize may not fully reflect the performance of the Underlying or Basket Components, even if such performance is positive. You can receive the full benefit of any applicable Upside Leverage Factor only if you hold your securities to maturity.

The protection provided by the Knock-Out Amount may terminate during the term of the securities.

In the case of Closing Level monitoring, if the Closing Level of the Underlying on any day during the Monitoring Period is less than the Initial Level (or the Strike Level, if applicable) by an amount greater than the Knock-Out Amount, or in the case of Intraday Level continuous monitoring, if the Intraday Level of the Underlying at any time on any day during the Monitoring Period is less than the Initial Level (or the Strike Level, if applicable) by an amount greater than the Knock-Out Amount, a Knock-Out Event will have occurred and you will be exposed to any depreciation of the Underlying at maturity. You will be subject to this potential loss of your initial investment even if the Underlying subsequently increases such that the Final Level is less than the Initial Level by not more than the Knock-Out Amount.

If a Downside Participation Factor applies, you could lose more than 1% of the Face Amount of your securities for each 1% the Underlying Return is negative.

For those securities with a Downside Participation Factor, if a Knock-Out Event has occurred and the Final Level is less than the Initial Level (or the Strike Level, if applicable), you will lose at maturity an amount which is greater than 1% of the Face Amount for every 1% that the Final Level is less than the Initial Level and the Payment at Maturity will be less than the Face Amount. Accordingly, if a Knock-Out Event has occurred and the Final Level is less than the Initial Level, you will lose some or all of your investment at maturity.

In the case of securities with a Strike Level above 100%, the Final Level must increase above the Strike Level for you to receive more than your initial investment at maturity.

For securities that use a Strike Level, which will equal a pre-determined percentage of the Initial Level, in lieu of the Initial Level in calculating the Payment at Maturity, if the Strike Level is greater than 100% and a Knock-Out Event occurs, the Final Level must increase to a level greater than the Strike Level before you will receive a Payment at Maturity that exceeds the Face Amount of the securities. Under such circumstances, you will not benefit from any appreciation in the value of the Underlying that does not exceed the Strike Level.

The Securities do not provide for coupon payments.

Deutsche Bank AG will not pay you any coupon payments on the securities.

Payments on the securities are subject to Deutsche Bank AG’s creditworthiness.

The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its payment obligations, you might not receive any amount owed to you under the terms of the securities and you could lose your entire initial investment.

The Initial Level of the relevant Underlying or Basket Components may be determined on a date later than the Trade Date.

The Initial Level of the relevant Underlying or Basket Components may be determined on a date or dates after the Trade Date. For example, the relevant pricing supplement may specify that the Initial Level of the Underlying or Basket Components will be determined based on the lowest value of or the average value for such Underlying or Basket Components during the period from the Trade Date to a specified subsequent lookback date. As a result, in such circumstances, you will not know the Initial Level of the Underlying or Basket Components until a date later than the Trade Date.

The Underlying Return may be less than the return of the Underlying or Basket Components on the Maturity Date, or at other times during the term of the securities.

Because the Underlying Return may be calculated based on the relevant Closing Level or Closing Levels on one or more Valuation Dates during the term of the securities, the return of the Underlying or the Basket Components, measured on the Maturity Date or at certain times during the term of the securities, could be greater than the Underlying Return. This difference could be particularly large if there is a significant increase in one or more Closing Levels after a Valuation Date, if there is a significant decrease in the Closing Level of the Underlying or a Basket Component before a Valuation Date or if there is significant volatility in the Closing Level of the Underlying or a Basket Component during the term of the securities (especially on dates near the Valuation Date(s)). For example, when a Valuation Date for the securities is near the end of the term of the securities, if the Closing Level increases or remains relatively constant during the initial term of the securities and then decreases below the Initial Level, the Underlying Return may be significantly less than if it were calculated on a date earlier than such Valuation Date.  Under these circumstances, you may receive a lower Payment at Maturity than you would have received if you had invested directly in the Underlying, the Basket Components, the components underlying the Underlying or Basket Components or contracts or funds relating to the Underlying or Basket Components for which there is an active secondary market.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so or at a price advantageous to you. Deutsche Bank AG and its affiliates intend to act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities. If, at any time, Deutsche Bank AG or its affiliates do not act as market makers, it is likely that there would be little or no secondary market for the securities.

The inclusion in the Issue Price of the agents’ commission and the expected cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity will be based on the full Face Amount of your securities as described in the relevant pricing supplement, the Issue Price of the securities includes the agents’ commission and the estimated cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the Issue Price, and any sale in the secondary market could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. While we expect that, generally, the level of the Underlying or Basket Components on any day will affect the value of the securities more than any other single factor, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	whether or not a Knock-Out Event has occurred;

•	the expected volatility of the Underlying or Basket Components;

•	the time remaining to the maturity of the securities;

•	the dividend rates on the component stocks underlying the Equity Based Underlying or Basket Components;

•	the composition of the Underlying or a Basket Component that is a Fund and any changes to the component stocks or other instruments underlying such Fund;

•	the occurrence of certain events to the Underlying or a Basket Component that is a Fund that may or may not require an adjustment to the applicable Share Adjustment Factor;

•	the currency exchange rate and the volatility of the currency exchange rate between the U.S. dollar and any other currencies relevant to the Underlying or Basket Components;

•	interest rates and yields in the market generally;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Underlying or Basket Components or markets generally;

•	supply and demand for the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to, and are able to, sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

You may incur a loss on your investment if you sell your securities in the secondary market prior to maturity.

You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Underlying is above the Initial Level (or the Strike Level, if applicable) at the time of sale.

Investing in the securities is not equivalent to investing in the Underlying or Basket Components.

You may receive a lower return on the securities than you would have received if you had invested directly in the Underlying or Basket Components, the components of the Underlying or Basket Components or contracts relating to the Underlying or Basket Components for which there is an active secondary market.

You should not expect the value of the securities in the secondary market to vary in direct proportion to changes in the level of the Underlying or Basket Components. Even if the level of the Underlying or Basket Components increases or decreases during the term of the securities, the value of the securities may not increase or decrease by the same amount.

Your return on the securities, if any, generally will not reflect any payments made with respect to any component underlying any Indices or Funds.

Your return on the securities, if any, will not reflect the return you would realize if you actually owned the components underlying any Indices or Funds and received payments made with respect to such components. This is because the calculation agent will calculate the amount payable to you at maturity by reference to the Closing Level(s) on the Valuation Date(s). The Closing Level(s) of Indices and Funds generally reflect the prices of the components as calculated in the relevant Index or Fund without taking into consideration the value of any payments to holders of those components.

There are certain indices, generally referred to as total return indices, that include distributions paid on the index components in the index return. If any Index (or index which underlies a Fund) is described as a total return index with distribution reinvestment, all or a percentage of the distributions paid on the components underlying such Index (or index which underlies a Fund) are deemed to be reinvested in such Index (or index which underlies a Fund), so that the level of such Index (or index which underlies a Fund) would include such distributions.

Changes in the values of the Basket Components may offset each other.

Price movements in the Basket Components may not correlate with each other. At a time when the values of one or more of the Basket Components increase, the values of one or more of the other Basket Components may not increase as much or may decline. Therefore, in calculating the Underlying Return, increases in the value of one or more of the Basket Components may be moderated, offset or more than offset, by lesser increases or declines in the value of the other Basket Components, particularly if the Basket Components that appreciate are of relatively low weight in the Basket.

The Basket Components may not be equally weighted.

If the securities are linked to a Basket, the Basket Components may have different weights in determining the performance of the Basket. In such case, a negative performance by a Basket Component with a greater weighting will have a greater negative impact on the performance of the Basket than if the Basket Components were equally weighted.

Movements in the Basket Components may or may not be correlated.

High correlation of movements in the Basket Components during periods of negative returns among the Basket Components could have an adverse affect on your return on your investment at maturity. However, the movements of the Basket Components may be or become uncorrelated in the future. Accordingly, at a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may decline.

Concentration risks may adversely affect the value of the securities.

If the Underlying or Basket Components are concentrated in a single or a limited number of industry or commodity sectors or geographical regions, you will not benefit, with respect to the securities, from the advantages of a diversified investment and will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of industry or commodity sectors or geographical regions.

The Sponsor may adjust the Underlying or Basket Component in ways that affect the level of the Underlying or Basket Component, and the Sponsor has no obligation to consider your interests.

The Sponsor is responsible for calculating and maintaining the Underlying or Basket Component. The Sponsor can add, delete or substitute the components underlying the Underlying or Basket Component or make other methodological changes that could change the level of the Underlying or Basket Component. You should realize that the changing of components included in the Underlying or Basket Component may affect the Underlying or Basket Component, as a new or different component may perform significantly better or worse than those it replaces. Additionally, the Sponsor may alter, discontinue or suspend calculation or dissemination of the Underlying or Basket Component. Any of these actions could adversely affect the value of the securities. The Sponsor has no obligation to consider your interests in calculating or revising the Underlying or Basket Component.

In the case of a Fund, the performance of the Fund may not correlate with the performance of the index on which the Fund may be based.

Unless otherwise specified in the relevant pricing supplement, when a Fund is designed to track an index using either a representative sampling strategy or a replication or indexing strategy, the Fund may not hold all or substantially all of the securities, commodities, futures contracts or other assets included in its tracked index. Unless otherwise specified in the relevant pricing supplement, the investment adviser of the Fund may invest a portion of the Fund’s assets in securities not included in the tracked index, such as shares of money market funds affiliated with or advised by the investment adviser. Therefore, the performance of the Fund is generally linked, in part, to assets other than the securities, commodities, futures contracts or other assets included in its tracked index. It is also possible that the Fund may in certain circumstances diverge significantly from the performance of the Index due to the temporary unavailability of certain securities, commodities, futures contracts or other assets in the secondary market. In addition, the performance of a Fund will reflect additional transaction costs and fees that are not included in the calculation of its tracked index. Finally, because the shares of a Fund may be traded on a securities exchange and may be subject to market supply and investor demand, the value of one share of a Fund may differ from the net asset value per share of the Fund.

For all of the foregoing reasons, the performance of a Fund that is designed to track an index may not correlate with the performance of its tracked index. Consequently, the return on the securities will not be the same as investing directly in any Fund or the securities, commodities, futures contracts or other assets held by any Fund or included in any relevant tracked index.

In the case of a Fund, the policies of the Sponsor of the Fund and changes that affect the Fund or any index that the Fund seeks to track could adversely affect the amount payable on your securities and their value.

If the securities are linked to a Fund, the policies of a Sponsor of a Fund concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities, commodities, futures contracts or other assets or financial measures underlying the Fund, substitution of the tracked index and the manner in which changes affecting any tracked index are reflected in the Fund could affect the price of the shares of the Fund and, therefore, the amount payable on the securities at maturity and the value of the securities before that date. The amount payable on the securities and their value could also be affected if the Sponsor of a Fund changes these policies, for example, by changing the manner in which it calculates the Fund’s net asset value, or if the Sponsor of a Fund discontinues or suspends calculation or publication of the Fund’s net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur or if the Closing Level of the Fund is not available on any Valuation Date because of a Market Disruption Event (as defined below) or for any other reason, the calculation agent may determine the Closing Level of the Fund on the relevant Valuation Date and thus the amount payable on the Maturity Date in a manner it considers appropriate in its sole discretion. We describe the discretion that the calculation agent will have in determining the Closing Level(s) on the Valuation Date(s) and the amount payable on the securities more fully below and in the accompanying pricing supplement.

Anti-dilution protection is limited, and the calculation agent may make adjustments in addition to, or that differ from, those set forth in this product supplement.

If the securities are linked to a Fund, the calculation agent will make adjustments to the Share Adjustment Factor applicable to a Fund for certain events affecting the Fund. The calculation agent is not required, however, to make adjustments in response to all events that could affect the shares of the Fund. If such an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. In addition, you should be aware that the calculation agent may, at its sole discretion, make adjustments to the Share Adjustment Factor or any other terms of the securities that are in addition to, or that differ from, those described in this product supplement to reflect changes occurring in relation to the Fund in circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. Any alterations to the specified anti-dilution adjustments described in this product supplement may be materially adverse to investors in the securities. You should read “Description of Securities — Anti-Dilution Adjustments for Funds” in order to understand the adjustments that may be made to the securities.

Fluctuation of net asset value.

The net asset value of a Fund may fluctuate with changes in the value of such Fund’s securities holdings. The price of the Fund may fluctuate in accordance with changes in its net asset value and supply and demand on the applicable stock exchange. In addition, the price of the Fund may differ from its net asset value per share and the Fund may trade at, above or below its net asset value per share.

You will not have voting rights or rights to receive dividends or other payments made in respect of any component of an Equity Based Underlying or Basket Component.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the components underlying the Equity Based Underlying or Basket Component would have.

The securities may be subject to non-U.S. securities markets risk.

An Equity Based Underlying or Basket Component may include component stocks that are issued by non-U.S. companies in non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

The value of the securities may be subject to emerging markets risk.

The value of the securities may be subject to the political and economic risks of emerging market countries through certain Underlyings or Basket Components. An Underlying or Basket Component may be linked to companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries or may be linked to commodities produced in emerging market countries that are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could affect the value of the securities and the amount payable to you at maturity.

If the prices of the components underlying an Underlying or Basket Component are converted into U.S. dollars or another reference currency for purposes of calculating the level of such Underlying or Basket Component, the securities will be subject to currency exchange rate risk.

If the prices of the components underlying an Underlying or Basket Component are converted into U.S. dollars or another reference currency for purposes of calculating the level of the Underlying or Basket Components, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies represented in the Underlying or Basket Components calculated in that manner. An investor’s net exposure will depend on the extent to which the currencies represented in such an Underlying or Basket Component strengthen or weaken against the reference currency and the relative weight of each relevant currency represented in the overall Underlying or Basket Component. If, taking into account such weighting, the reference currency strengthens against the component currencies as a whole, the level of the relevant Underlying or Basket Component will be adversely affected and the value of the securities may be reduced. Additionally, the volatility and/or the correlation (including the direction and the extent of such correlation) of the exchange rates between the reference currency and the currencies represented in the Underlying or Basket Components could affect the value of the securities.

If the components underlying an Underlying or Basket Component are traded in currencies other than U.S. dollars and are not converted into U.S. dollars for purposes of calculating the level of such Underlying or Basket Component, the Underlying Return may not be adjusted for changes in exchange rates related to the U.S. dollar.

If the components underlying an Underlying or Basket Component are traded in currencies other than U.S. dollars and are not converted into U.S. dollars for purposes of calculating the level of such Underlying or Basket Component, unless the securities specifically include Foreign Currency Exposure, the amount payable in U.S. dollars on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the components underlying the Underlying or Basket Component are denominated, and, consequently, you would not receive the possible benefits of favorable net changes in such exchange rates. The amount we pay in respect of the securities will be determined solely in accordance with the procedures set forth under “Description of Securities” or in the applicable pricing supplement.

The securities with Foreign Currency Exposure will be subject to currency exchange rate risk.

If the securities specify Foreign Currency Exposure, the return you receive on the securities will be directly linked to currency exchange rate risk.

Of particular importance to currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	political, civil or military unrest;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the Underlying or Basket Components and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Underlying or Basket Components, the United States and other countries important to international trade and finance.

Currency markets may be volatile.

Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies, and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency risks include, but are not limited to, convertibility risk, market volatility and the potential impact of actions taken by governments, which may include the regulation of exchange rates or foreign investments, the imposition of taxes, the issuance of new currency to replace an existing currency or the evaluation or revaluation of a currency. These factors may affect the level of any Underlying or Basket Component that are exposed to currency exchange rate risk and, therefore, the value of your securities in varying ways.

The recent global financial crisis or any future financial crisis can be expected to heighten currency exchange risk.

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others, with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the U.S. government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the level of any Underlying or Basket Component that are exposed to currency exchange rate risk and, therefore, the value of your securities.

For securities with Foreign Currency Exposure, movements in the level of an Underlying or Basket Component and movements in the exchange rate of the currency linked to that Underlying or Basket Component may offset each other.

For securities with Foreign Currency Exposure, movements in the level of an Underlying or Basket Component and movements in the exchange rate of the currency linked to the Underlying or Basket Component may not correlate with each other. For example, at a time when the level of an Underlying or Basket Component increases, the currency linked to the Underlying or Basket Component may weaken against the reference currency. Therefore, in calculating the Payment at Maturity, increases in the level of the Underlying or Basket Component may be moderated, offset or more than offset by declines in the value of the currency linked to that Underlying or Basket Component against the reference currency. Similarly, when the currency linked to the Underlying or Basket Component appreciates against the reference currency, the level of the Underlying or Basket Component may decline. Therefore, in calculating the Payment at Maturity, increases in the value of the currency linked to the Underlying or Basket Component against the reference currency may be moderated, offset or more than offset by declines in the level of the Underlying or Basket Component.

We do not control the Underlying or Basket Components or the components underlying the Underlying or Basket Components, unless otherwise stated in the relevant pricing supplement.

Except as we may otherwise describe in the relevant pricing supplement, we will not be affiliated with any Sponsor of, or any of the companies whose stocks are included in, the Underlying or Basket Components. As a result, we will have no ability to control the actions of such Sponsor or companies, including actions that could affect the value of the components included in the Underlying or Basket Components or your securities. Except as we may otherwise describe in the relevant pricing supplement, none of the money you pay us will go to the Sponsor (except where we are the Sponsor) or any of the companies included in the Underlying or Basket Components. Neither the Sponsor nor those companies will be involved in the offering of the securities in any way or have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities. In the case of an Equity Based Underlying or Basket Component with stock components, none of the money you pay us will go to any of the companies that may be included in an Underlying or Basket Component, and such companies will not be involved in the offering of the securities in any way nor will such companies have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of the securities.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities.

We and our affiliates trade the components underlying any Underlying or Basket Component and other financial instruments related to the Underlying or Basket Component and its components on a regular basis, for our or their accounts and for other accounts under our or their management. We and our affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying or Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Underlying or Basket Components and, accordingly, could affect the value of the securities, and the amount payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies whose stocks are included in an Equity Based Underlying or Basket Component, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you.

Trading and other transactions by us or our affiliates may impair the value of the securities.

We or one or more of our affiliates expect to hedge the exposure from the securities by entering into various derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the price of the components included in the Underlying or Basket Components and the level of the Underlying or Basket Component, and therefore, make it less likely that you will receive a positive return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Underlying or Basket Components on a regular basis as part of its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying or Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

Our actions as calculation agent may adversely affect the value of the securities.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Level, the Strike Level (if applicable), the Final Level, the Closing Level(s), the Intraday Level(s), the Underlying Return, the amount, if any, that Deutsche Bank AG will pay you at maturity and the amount due with respect to the securities if the securities are accelerated following a Commodity Hedging Disruption Event. The calculation agent will also be responsible for determining whether a Knock-Out Event has occurred, whether a Market Disruption Event has occurred, whether an Underlying or Basket Component has been discontinued, whether there has been a material change in the method of calculation of any Underlying or Basket Component and whether or not any adjustments to the Share Adjustment Factor should be made, including those in addition to, or that differ from, those set forth in this product supplement.  In performing these duties, we may have interests that are adverse to the interests of the holders of the securities, which may adversely affect your return on the securities, particularly where we, as the calculation agent, are entitled to exercise discretion. See the sections of this product supplement called “Description of Securities —

Adjustments to Valuation Dates and Payment Dates;” “Description of Securities — Discontinuance of an Index; Alteration of Method of Calculation;” “Description of Securities — Discontinuance of a Fund and/or its Tracked Index; Alteration of Method of Calculation” and “Description of Securities — Anti-Dilution Adjustments for Funds.” There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these capacities will not adversely affect the value of the securities. Because determinations made by Deutsche Bank AG, London Branch as the calculation agent for the securities may adversely affect the amount payable to you at maturity, potential conflicts of interest exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Deutsche Bank AG, its affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could adversely affect the level of the Underlying or Basket Components to which the securities are linked or the value of the securities.

Deutsche Bank AG, its affiliates and agents may publish research from time to time on financial markets and other matters that could adversely affect the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Underlying or Basket Components to which the securities are linked.

Market disruptions and government actions, including those specifically affecting Deutsche Bank AG, may adversely affect your return.

The calculation agent may, in its sole discretion, determine that a Market Disruption Event has occurred, which may include disruptions or suspensions of trading in the markets as a whole if the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities. For securities that offer Foreign Currency Exposure, these events may also include without limitation: a general inconvertibility event that generally makes it impossible to convert the relevant currency into the relevant reference currency through customary legal channels; a general non-transferability event that generally makes it impossible (a) to deliver the relevant reference currency from accounts inside a relevant currency jurisdiction to accounts outside that relevant currency jurisdiction, or (b) to deliver a relevant currency between accounts inside the relevant currency jurisdiction for such relevant currency or to a party that is a non-resident of the relevant currency jurisdiction for such relevant currency; a default or other similar event with respect to any security or indebtedness of, or guaranteed by, any governmental authority of the relevant currency jurisdiction;  any change in the laws or regulations, or official interpretations of such, in the relevant currency jurisdiction in respect of any relevant currency; any nationalization or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in the relevant currency jurisdiction; or the inability by Deutsche Bank AG or any of its affiliates, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to the securities.

Upon the occurrence of one of these events, or another event that is included as a Market Disruption Event, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed. It is also possible that, upon the occurrence of any of these events, the calculation agent will determine the Closing Level of an Underlying or Basket Component as set forth under “Description of Securities — Adjustments to Valuation Dates and Payment Dates,” and such Closing Level may differ substantially from the published closing level of such Underlying or Basket Component in the absence of such events. As a result, any such Market Disruption Event may adversely affect your return. Thus, the amount you receive at maturity may be less or significantly less than your initial investment and may be zero.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the return on commodity-linked securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition,

U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Business Day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of a Commodity Based Underlying or Basket Component and, therefore, the return on the securities.

If the liquidity of the Underlying or Basket Component or its components is limited, the securities would likely be impaired.

Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the relevant Valuation Date would likely have an adverse effect on the value of the Underlying or Basket Component and, therefore, on the return, if any, on your securities. Limited liquidity relating to the components of an Index or Fund may also result in the Index publisher or Sponsor of a Fund being unable to determine the value of the Index or Fund using its normal means. The resulting discretion by the Index publisher or Sponsor of a Fund in determining the value could adversely affect the value of the securities.

A Commodity Hedging Disruption Event may result in acceleration of the securities.

If a Commodity Hedging Disruption Event (as defined below) occurs, we will have the right to accelerate the payment on your securities prior to maturity. The amount due and payable on the securities upon such early acceleration will be determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest the proceeds in a comparable investment.

Commodity futures contracts are subject to uncertain legal and regulatory regimes, which may adversely affect the level of a Commodity Based Underlying or Basket Component and the value of the securities.

The commodity futures contracts that may comprise Commodity Based Underlyings or Basket Components are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to your interest. For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the Commodity Futures Trading Commission (the “CFTC”) to establish limits on the amount of positions that may be held by any person in commodity futures contracts, options on such futures contracts and swaps that are economically equivalent to such contracts. On October 18, 2011, the CFTC adopted limits that will apply to a person’s combined futures, options and swaps position in any one of 28 physical commodities and economically equivalent futures, options and swaps. The limits apply across affiliated and controlled entities and accounts and do not provide an exemption for financial hedging. These limits will be phased in generally beginning in 2012. Such rules may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on your securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your securities is accelerated, your investment may result in a loss and you may not be able to reinvest the proceeds in a comparable investment. We may also decide, or be forced, to sell a portion, possibly a substantial portion, of our hedge position in such Commodity Based Underlying or Basket Components or futures contracts underlying such Commodity Based Underlying or Basket Components. Other market participants are subject to the same regulatory issues and may decide, or be required to, sell their positions in such Commodity Based Underlying or Basket Components or futures contracts underlying such Commodity Based Underlying or Basket Components. While the effect of these or other regulatory developments are difficult to predict, if such broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the level of the Commodity Based Underlying or Basket Components or the price of such futures contracts underlying the Commodity Based Underlying or Basket Components and therefore, the value of the securities.

The prices of components underlying Commodity Based Underlyings or Basket Components may change unpredictably.

Market prices of components underlying Commodity Based Underlyings or Basket Components may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships; weather; trends in agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease, pestilence and technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in price of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the values of a Commodity Based Underlying or Basket Component or its components and the value of the securities in varying ways, and different factors may cause the value of the components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain Commodity Based Underlyings or Basket Components may be concentrated in only a few, or even a single industry (e.g., energy). These Commodity Based Underlyings or Basket Components and their components are likely to be more volatile than those comprised of a variety of commodities.

For Commodity Based Indices or Funds that include futures contracts, the absence of backwardation or presence of contango in the markets for such futures contracts will adversely affect the value of the Commodity Based Indices or Funds.

For Commodity Based Indices or Funds that include futures contracts, as such futures contracts near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in January may specify a March expiration. As that contract nears expiration, it may be replaced by selling the March contract and purchasing the contract expiring in June. This process is referred to as “rolling.” Historically, the prices of some futures contracts have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the March contract would take place at a price that is higher than the price at which the June contract is purchased, thereby creating a gain in connection with rolling. While certain futures contracts included in Commodity Based Indices or Funds have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in the markets for these futures contracts will adversely affect the values of such Commodity Based Indices or Funds and, accordingly, decrease the value of the securities. Conversely, some futures contracts included in Commodity Based Indices or Funds have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The presence of contango in the markets for these futures contracts will adversely affect the values of such Commodity Based Indices or Funds and, accordingly, decrease the value of the securities.

The securities are not regulated by the Commodity Futures Trading Commission.

The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the securities thus neither constitutes an investment in futures contracts, options on futures contracts nor a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase securities will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The U.S. federal income tax consequences of an investment in the securities are uncertain.

As of the date of this product supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below; and that pricing supplement and/or an underlying supplement will describe the equity based or commodity based index or exchange traded fund, commodity, or basket of such indices, exchange traded funds and/or commodities to which the securities will be linked. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement and prospectus. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to one of our Knock-Out Notes, or as may be titled in corresponding pricing supplements, Capped Knock-Out Notes, linked to an equity based or commodity based index or exchange traded fund, a commodity or a basket of such indices, exchange traded funds and/or commodities.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an equity based or commodity based index (an “Index”) or exchange traded fund (a “Fund”), a commodity (a “Commodity”) or a basket (a “Basket”) of such Indices, Funds and/or Commodities (each a “Basket Component”). Each Index, Fund, Commodity and Basket will be referred to as an “Underlying,” as specified in the relevant pricing supplement.

The securities are included in a series of notes referred to in the accompanying prospectus supplement for our Global Notes, Series A. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent and registrar.

The securities do not provide for coupon payments and do not guarantee the return of your initial investment at, or prior to, maturity. Instead, at maturity, Deutsche Bank AG will pay you a cash payment, the amount of which will vary depending on the performance of the Underlying and whether or not a Knock-Out Event has occurred, calculated as set forth in the relevant pricing supplement.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations, except for obligations required to be preferred by law.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement. The terms described in that document should be read as supplementing those described herein, in the relevant underlying supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein, in the relevant underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement will control.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Certain Defined Terms

Each term listed below has the meaning given to it for the purpose of this product supplement and the relevant pricing supplement, unless the context otherwise requires or the relevant pricing supplement gives the term a different meaning.

Averaging Dates means the dates specified in the relevant pricing supplement, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.” If Averaging Dates are specified, the Final Level will be determined on the last Averaging Date, which we refer to as the “Final Averaging Date.”

Business Day means, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Closing Level means:

(a)	for a Basket, the level of such Basket, calculated in accordance with the formula set forth in the relevant pricing supplement, on the relevant date of calculation;

(b)	for a Commodity, the price of such Commodity on the relevant date of calculation, as defined in the relevant pricing supplement;

(c)	for a Fund, the Closing Price of one share of such Fund on the relevant date of calculation, multiplied by the then-current Share Adjustment Factor applicable to the Fund; and

(d)	for an Index, the official closing level of such Index on the relevant date of calculation.

Closing Price for one share of a Fund on any Trading Day means:

•
if the Fund is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price for one share of the Fund, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal U.S. national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Fund is listed or admitted to trading, or

•
if the Fund is listed or admitted to trading on any U.S. national securities exchange but the last reported sale price is not available pursuant to the preceding bullet point, the last reported sale price for one share of the Fund of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board operated by FINRA on such day, or

•
if the Fund is not listed or admitted to trading on any U.S. national securities exchange but is included in the OTC Bulletin Board, the last reported sale price for one share of the Fund of the principal trading session on the OTC Bulletin Board on such day, or

•
otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for one share of the Fund (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Commodity means, when referring to an Underlying or Basket Component, a physical commodity, as determined by the calculation agent.

Commodity Based means, when referring to an Underlying or a Basket Component, that the Underlying or Basket Component is a Commodity or tracks commodities or commodity-linked instruments, as determined by the calculation agent.

Contingent Minimum Return means a percentage which will be specified in the relevant pricing supplement. In the relevant pricing supplement, the Contingent Mimum Return may be referred to as the “Contingent Return.”

Downside Participation Factor means a number or percentage which will be specified, if applicable, in the relevant pricing supplement. In the relevant pricing supplement, the Downside Participation Factor may be referred to as the “Downside Factor” or the “Downside Participation Percentage,” as applicable.

Equity Based means, when referring to an Underlying or a Basket Component, that the Underlying or Basket Component tracks or is composed of securities, as determined by the calculation agent.

Exchange Traded Instrument means a futures contract relating to a commodity which is tracked by a Commodity Based Underlying or Basket Component.

Face Amount means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Final Basket Level means the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Basket on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Commodity Price means the Closing Level of the Commodity on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Commodity on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Fund Price means the Closing Level of the Fund on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Fund on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Index Level means the Closing Level of the Index on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Index on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Final Level means one of the following, as applicable:

•	Final Basket Level

•	Final Commodity Price

•	Final Fund Price

•	Final Index Level

In the relevant pricing supplement, the Final Level may be referred to as the “Final Price.”

Final Valuation Date means the date specified in the relevant pricing supplement, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.”

Initial Basket Level means the Closing Level of the Basket on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Commodity Price means the Closing Level of the Commodity on the Trade Date, or such other price as specified in the relevant pricing supplement.

Initial Fund Price means the Closing Level of the Fund on the Trade Date, or such other price as specified in the relevant pricing supplement.

Initial Index Level means the Closing Level of the Index on the Trade Date, or such other level as specified in the relevant pricing supplement.

Initial Level means one of the following, as applicable:

•	Initial Basket Level

•	Initial Commodity Price

•	Initial Fund Price

•	Initial Index Level

In the relevant pricing supplement, the Initial Level may be referred to as the “Initial Price,” “Lookback Level” or “Lookback Price,” as applicable.

Intraday Level means:

(a)	for a Basket, the level of such Basket at the relevant time of calculation, calculated in accordance with the formula set forth in the relevant pricing supplement;

(b)	for a Commodity, the price of such Commodity at the relevant time of calculation, as defined in the relevant pricing supplement;

(c)	for a Fund, the Intraday Price of one share of such Fund at the relevant time of calculation, multiplied by the then-current Share Adjustment Factor applicable to the Fund; and

(d)	for an Index, the level of such Index at the relevant time of calculation.

Intraday Price for one share of a Fund at any time during any Trading Day (including at the close) means:

•
if the Fund is listed or admitted to trading on a U.S. national securities exchange, the most recently reported sale price for one share of the Fund, regular way at such time during the principal trading session on such day on the principal U.S. national securities exchange registered under the Exchange Act, on which the Fund is listed or admitted to trading; or

•
if the Fund is listed or admitted to trading on any U.S. national securities exchange but the most recently reported sale price is not available pursuant to the preceding bullet point, the most recently reported sale price for one share of the Fund at such time during the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board operated by FINRA on such day; or

•
if the Fund is not listed or admitted to trading on any U.S. national securities exchange but is included in the OTC Bulletin Board, the most recently reported sale price for one share of the Fund at such time during the principal trading session on the OTC Bulletin Board on such day; or

•
otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for one share of the Fund (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Issue Price means 100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Knock-Out Amount means a percentage which will be specified in the relevant pricing supplement. In the relevant pricing supplement, the Knock-Out Amount may be referred to as the “Knock-In Amount,” “Knock-In Buffer Amount” or “Knock-Out Buffer Amount,” as applicable.

Knock-Out Event will occur if, unless otherwise specified in the relevant pricing supplement, in the case of Closing Level monitoring, the Closing Level of the Underlying is less than the Initial Level by an amount greater than the Knock-Out Amount on any day during the Monitoring Period, or, in the case of Intraday Level continuous monitoring, if the Intraday Level of the Underlying is less than the Initial Level by an amount greater than the Knock-Out Amount at any time on any day during the Monitoring Period, as applicable.

The relevant pricing supplement will specify whether Closing Level monitoring or Intraday Level continuous monitoring is applicable to the securities. In addition, the relevant pricing supplement may specify an alternate method for monitoring of the Underlying. For example, a Knock-Out Event may occur if the Closing Level or Intraday Level of the Underlying is less than the Initial Level by an amount equal to or greater than the Knock-Out Amount. The relevant pricing supplement may also specify that a Knock-Out Event will be determined by Closing Level monitoring only on the Final Valuation Date.

In the relevant pricing supplement, the Knock-Out Event may be referred to as the “Knock-In Event.”

Maturity Date means the date specified in the relevant pricing supplement, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.”

Maximum Return means a number or percentage of the Face Amount which will be specified, if applicable, in the relevant pricing supplement. In the relevant pricing supplement, the Maximum Return may be referred to as the “Maximum Gain.”

Monitoring Period means, unless otherwise specified in the relevant pricing supplement, the period from (but excluding) the Trade Date to (and including) the Final Valuation Date or the Final Averaging Date, as applicable. In the relevant pricing supplement, the Monitoring Period may be referred to as the “Observation Period.”

Payment at Maturity means the payment due at maturity with respect to each security, as described below under “— Payment at Maturity.”

Relevant Exchange means:

(a)
for each Equity Based Underlying or Basket Component separately, the primary organized exchanges or markets of trading for (i) any security then included in, or, for a Fund, any security issued by, such Underlying or Basket Component, or (ii) any futures or options contract or fund related to such Underlying or Basket Component or to any security then included in, or, for a Fund, any security of, such Underlying or Basket Component; and

(b)
for each Exchange Traded Instrument or Commodity included in a Commodity Based Underlying or Basket Component, the exchange on which the Exchange Traded Instrument or Commodity is traded or its successor, each as determined by the calculation agent.

Share Adjustment Factor for each Underlying or Basket Component that is a Fund, unless otherwise specified in the relevant pricing supplement, will initially be 1.0, subject to adjustments as described below under “— Anti-Dilution Adjustments for Funds.”

Sponsor means the sponsor of the applicable Underlying or Basket Component.

Strike Level means a pre-determined percentage of the Initial Level, as specified in the relevant pricing supplement, which may be greater than or less than 100% of the Initial Level. The mechanics described below under “— Payment at Maturity” will apply, except that the Underlying Return will be calculated using the Strike Level instead of the Initial Level, unless otherwise specified in the relevant pricing supplement. In the relevant pricing supplement, the Strike Level may be referred to as the “Strike Price.”

Trade Date means the date specified in the relevant pricing supplement.

Trading Day means:

(a)
for each Equity Based Underlying or Basket Component separately, a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange for the Underlying or Basket Component, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time; and

(b)
for each Exchange Traded Instrument or Commodity underlying a Commodity Based Underlying or Basket Component separately, a day, as determined by the calculation agent, on which the Relevant Exchange for such Exchange Traded Instrument or Commodity is open for trading during its regular trading session, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Underlying Return means, unless otherwise specified in the relevant pricing supplement, (a) the Final Level minus the Initial Level (or the Strike Level, if applicable), divided by (b) the Initial Level (or the Strike Level, if applicable). In the relevant pricing supplement, the Underlying Return may be referred to as the “Basket Return,” “Commodity Return,” “Fund Return” or “Index Return,” as applicable.

Upside Leverage Factor means a number or percentage which will be specified, if applicable, in the relevant pricing supplement. In the relevant pricing supplement, the Upside Leverage Factor may be referred to as the “Multiplier” or the “Participation Rate,” as applicable.

Valuation Date(s) means any Trade Date, Final Valuation Date, Averaging Date or other date specified in the pricing supplement on which a level for an Underlying or Basket Component is required to be determined, subject to adjustment as described below under “— Adjustments to Valuation Dates and Payment Dates.”

Payment at Maturity

Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment at maturity or pay coupon payments. Instead, at maturity, Deutsche Bank AG will pay you a cash amount, if any, based on the performance of the Underlying, as described below or as specified in the relevant pricing supplement. Any Payment at Maturity is subject to the credit of the issuer.

The relevant pricing supplement may specify an alternative Payment at Maturity calculation which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out in full how your Payment at Maturity is calculated.

The pricing supplement may also specify that the securities will be linked to the performance of an Underlying or Basket Component adjusted for its exposure to the performance of one or more currencies relative to a reference currency. Accordingly, the Initial Level and/or the Final Level of the relevant Underlying will be adjusted by one or more currency exchange rates and the Payment at Maturity formula for such securities will be set forth in the pricing supplement. We refer to this feature as “Foreign Currency Exposure.”

If a Knock-Out Event has occurred

Deutsche Bank AG will pay you a cash payment at maturity per Face Amount of securities equal to:

Face Amount + (Face Amount × Underlying Return)

In this scenario, if the Underlying Return is negative, you will lose 1.00% of your initial investment for every 1.00% the Final Level is less than the Initial Level. Accordingly, you will lose some or all your initial investment.

If a Knock-Out Event has not occurred

If a Maximum Return does not apply

Deutsche Bank AG will pay you a cash payment at maturity per Face Amount of securities equal to:

Face Amount + (Face Amount × the greater of (i) the Underlying Return and (ii) the Contingent Minimum Return)

If a Maximum Return does apply

Deutsche Bank AG will pay you a cash payment at maturity per Face Amount of securities equal to:

Face Amount + Face Amount × (the greater of (i) the Contingent Minimum Return and (ii) the Underlying Return, subject to the Maximum Return)

In this scenario, your potential Payment at Maturity is limited by the Maximum Return. Accordingly, if the Underlying Return is greater than the Maximum Return, Deutsche Bank AG will pay you only the Maximum Return.

In addition, the Underlying Return may be multiplied by an Upside Leverage Factor or a Downside Participation Factor, if specified in the relevant pricing supplement.

Alternative Calculation of Payment at Maturity Using Underlying Contributions

If the relevant pricing supplement specifies, your Payment at Maturity may be based on the aggregated, weighted returns derived from the performance of two or more Underlyings.

If this method of calculation is specified, the Underlying Return of two or more Underlyings will be used to calculate a Payment at Maturity amount (each an “Underlying Contribution”) in accordance with the provisions set out above under “— Payment at Maturity.” Each Underlying Contribution may be subject to a Knock-Out Amount, a Maximum Return, a Contingent Minimum Return, an Upside Leverage Factor and/or a Downside Participation Factor assigned to the particular Underlying.

To calculate your Payment at Maturity, the Underlying Contribution applicable to each Underlying will be weighted (i.e. multiplied by a percentage) and the weighted Underlying Contributions will be added together to arrive at the Payment at Maturity.

Adjustments to Valuation Dates and Payment Dates

A Valuation Date is any Final Valuation Date, Averaging Date, Trade Date or other date specified in the pricing supplement on which a level for an Underlying or Basket Component is required to be determined and is subject to adjustment as described below.

Upon an adjustment to a Valuation Date (other than a Trade Date), the Maturity Date or any other date on which a payment is made to the holder of the securities based on the level of an Underlying or Basket Component on such Valuation Date (together with the Maturity Date, a “Payment Date”) may be adjusted as well. Payment Dates will also be adjusted if they are not Business Days.

As used in the following sections under “— Adjustments to Valuation Dates and Payment Dates,” “Underlying” refers to an individual Index, Fund or Commodity to which a security is linked. For Underlyings that make up a Basket, adjustments for Market Disruption Events will be applied to the individual Basket Components.

The relevant pricing supplement may specify an alternative method of adjustment to Valuation Dates and Payment Dates which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out how the adjustments will occur.

If a security is issued with a term (from but excluding the settlement date to and including the Maturity Date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply but the Valuation Date and the Maturity Date will not adjust so that the term (calculated as described above) is greater than one year.

Equity Based Underlyings or Basket Components

Adjustments to Valuation Dates for Equity Based Underlyings or Basket Components

For Underlyings or Baskets composed exclusively of Basket Components which are Equity Based, the following adjustments will be made for Market Disruption Events and non-Trading Days, as applicable. For a hybrid Basket, see below under “— Hybrid Baskets.”

If:

(a)	a Valuation Date is not a Trading Day with respect to any Underlying or Basket Component; or

(b)	a Market Disruption Event for any Underlying or Basket Component occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for such disrupted Underlying or Basket Component, as applicable, will be postponed to the immediately succeeding Trading Day on which no Market Disruption Event for such Underlying or Basket Component occurs or is continuing. The Valuation Date for any such Underlying or Basket Component will not be postponed later than the fifth scheduled Trading Day after the date originally scheduled for such Valuation Date (the “Fifth Day”).

If the Valuation Date is postponed to the Fifth Day and:

(a)	the Fifth Day is not a Trading Day with respect to such Underlying or Basket Component; or

(b)	a Market Disruption Event for such Underlying or Basket Component occurs or is continuing on the Fifth Day,

then, on the Fifth Day the Closing Level of such Underlying or Basket Component will be determined by the calculation agent (i) in the case of an Index, using the formula for, and method of calculating, the Closing Level last in effect prior to the commencement of the Market Disruption Event or initial non-Trading Day for such relevant Underlying or Basket Component, using the Closing Level of each component of such Underlying or Basket Component, as applicable (or, if trading in the relevant components has been materially suspended or materially limited, the calculation agent’s good faith estimate of the Closing Level) on the Fifth Day, and (ii) in the case of a Fund, in good faith and in a commercially reasonable manner.

For a Basket, the calculation agent will then calculate the Closing Level for the Basket using:

(a)	for Basket Components not disrupted on the original Valuation Date, the published closing levels of such Basket Components on the original Valuation Date;

(b)
for Basket Components disrupted on the original Valuation Date but not disrupted on one or more Trading Days from the original Valuation Date to and including the Fifth Day, the published closing levels of such Basket Components on the first Trading Day after the original Valuation Date on which no Market Disruption Event occurred or was continuing; and

(c)	for Basket Components disrupted from the original Valuation Date through the Fifth Day, the calculation agent’s determination of the Closing Levels of such Basket Components.

Consequences for Adjustments to Valuation Dates for Equity Based Underlyings or Basket Components

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or Final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following such Final Valuation Date or Final Averaging Date, as postponed.

Market Disruption Events for Equity Based Underlyings or Basket Components

With respect to an Equity Based Underlying or Basket Component, a “Market Disruption Event” means a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

•
for an Underlying or Basket Component which is a Fund, the occurrence or existence of a suspension, absence or material limitation of trading in shares of the Fund on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for the Fund shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

•
a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) shall be based on a comparison of:

•
the portion of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) attributable to that security, relative to

•	the overall level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•
limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Underlying or Basket Component by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the Underlying or Basket Component; and

•
a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Underlying or Basket Component are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Commodity Based Underlyings and Basket Components

Adjustments to Valuation Dates for Commodity Based Underlyings or Basket Components

For Underlyings or Baskets composed exclusively of Basket Components which are Commodity Based, the following adjustments will be made for Market Disruption Events and non-Trading Days, as applicable. For a hybrid Basket, see below under “— Hybrid Baskets.”

If a Market Disruption Event affecting one or more Exchange Traded Instruments or Commodities included in an Underlying or Basket Component is in effect on a Valuation Date or if any Valuation Date is not a Trading Day with regard to any Exchange Traded Instrument or Commodity, the calculation agent will calculate the Closing Level of such Underlying or Basket Component for the Valuation Date using:

(a)	for each Exchange Traded Instrument or Commodity, the weight of the Exchange Traded Instrument or Commodity within the Underlying or Basket Component on the Valuation Date;

(b)
for each Exchange Traded Instrument or Commodity for which the Valuation Date was a Trading Day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument or Commodity on that day; and

(c)
subject to the following paragraph, for each Exchange Traded Instrument or Commodity for which the Valuation Date was not a Trading Day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument or Commodity on the immediately succeeding Trading Day for such Exchange Traded Instrument or Commodity on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument or Commodity (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled Trading Day after a Trade Date; or

(y)	the fifth scheduled Trading Day after the scheduled Valuation Date (other than a Trade Date),

then the calculation agent will determine and use in calculating the Closing Level of the Underlying or Basket Component the closing price for the affected Exchange Traded Instrument or Commodity on the scheduled Trading Day after the Trade Date or the fifth scheduled Trading Day (as applicable) in good faith and in a commercially reasonable manner.

Consequences for Adjustments to Valuation Dates for Commodity Based Underlyings or Basket Components

If an adjustment is made for Market Disruption Events and non-Trading Days, and the date as of which the calculation agent determines the Closing Level of an Underlying or Basket Component falls less than three Business Days prior to the scheduled Payment Date, as applicable, corresponding to such Valuation Date, such Payment Date, as applicable, will be postponed to the third Business Day following the date as of which the calculation agent determines the Closing Level of the Underlying or Basket Component for such Valuation Date. If a scheduled Payment Date is not a Business Day, such Payment Date will be postponed to the next succeeding Business Day, subject to postponement in the event that a Market Disruption Event exists on the applicable Valuation Date as described above.

Market Disruption Events for Commodity Based Underlyings or Basket Components

With respect to a Commodity Based Underlying or Basket Component, a “Market Disruption Event” means a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument or Commodity (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument or Commodity imposed by the Relevant Exchange on which such Exchange Traded Instrument or Commodity is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•
the settlement price of any Exchange Traded Instrument or Commodity within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•
failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument or Commodity within an Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•
failure by the Sponsor of an Underlying or Basket Component (or the relevant successor Underlying or Basket Component) to publish the closing level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component); or

•	a Commodity Hedging Disruption Event (as defined below).

Commodity Hedging Disruption Events for Commodity Based Underlyings or Basket Components

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the calculation agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the Business Day immediately following the day on which we reach a final determination that such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such early acceleration will be determined by the calculation agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth Business Day following the day on which the calculation agent delivers notice of such acceleration. We will provide, or will cause the calculation agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event and not with respect to acceleration due to an event of default.

A “Commodity Hedging Disruption Event” means that:

(a)
due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the calculation agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards such limit); or

(b)
for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Currency Market Disruption Event

As described above, the Valuation Date may be postponed, and thus the determination of the Final Level may be postponed, if the calculation agent determines that, on the Valuation Date, a Market Disruption Event has occurred or is continuing. If the securities offer Foreign Currency Exposure, Currency Market Disruption Events will also apply. If the calculation agent, in its sole discretion, determines that a Currency Market Disruption Event prevents it from valuing a currency related to the Underlying or Basket Component, or calculating the amount we will pay you at maturity in the ordinary manner, the calculation agent will determine such value or amount in good faith and in a commercially reasonable manner.

Currency Market Disruption Events for securities that offer Foreign Currency Exposure

With respect to a security that offers Foreign Currency Exposure, a “Currency Market Disruption Event” means any of the following:

•	A currency exchange rate used in the calculation of the Underlying or Basket Component splits into dual or multiple exchange rates;

•
An event occurs that generally makes it impossible to convert the Underlying or Basket Component or a currency used in the calculation of the Underlying or Basket Component (a “Relevant Currency”) into the relevant reference currency in the home country for such Relevant Currency (the “Relevant Currency Jurisdiction”) through customary legal channels (such an event, a “General Inconvertibility Event”);

•
An event occurs that generally makes it impossible (a) to deliver the relevant reference currency from accounts inside a Relevant Currency Jurisdiction to accounts outside that Relevant Currency Jurisdiction, or (b) to deliver a Relevant Currency between accounts inside the Relevant Currency Jurisdiction for such Relevant Currency or to a party that is a non-resident of the Relevant Currency Jurisdiction (such an event, a “General Non-transferability Event”);

•
The occurrence of a default, event of default or other similar condition or event with respect to any security or indebtedness of, or guaranteed by, any governmental authority of the Relevant Currency Jurisdiction;

•
Any change in, or amendment to, the laws or regulations prevailing in the Relevant Currency Jurisdiction in respect of any Relevant Currency, or any change in any application or official interpretation of such laws or regulations, or any other governmental action that the calculation agent determines may cause another Market Disruption Event to occur or that leads or may lead to the introduction of a currency peg regime (such an event, a “Change in Law Event”);

•	The occurrence of an event that makes it impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate relevant to the Underlying or Basket Component;

•
Any nationalization, confiscation, expropriation, requisition or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in the Relevant Currency Jurisdiction;

•
The calculation agent determines that there is a material difference in a currency exchange rate relevant to the Underlying or Basket Component as determined by reference to the rate source for the Underlying or Basket Component and any other market source;

•
It becomes impossible to obtain a currency exchange rate relevant to the Underlying or Basket Component, either from the source for that rate or by the Sponsor of the Underlying or Basket Component itself acting in good faith in a commercially reasonable manner;

•
The calculation agent determines that Deutsche Bank AG or any of its affiliates would be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to any securities or other relevant transactions linked to the Underlying or Basket Component, or to realize, recover or remit the proceeds of any such transactions (such an event, a “Currency Hedging Disruption Event”);

•	The Sponsor of the Underlying or Basket Component fails to publish the closing level of the Underlying or Basket Component; and

•	Any event that the calculation agent determines may lead to any of the foregoing events.

The Market Disruption Events described above will include Currency Market Disruption Events.

Hybrid Baskets

If a Basket contains a mix of Equity Based or Commodity Based Basket Components (a “hybrid Basket”), the Valuation Date for each Basket Component will be adjusted in accordance with the provisions set out above. If there are two or more Basket Components which are Equity Based or Commodity Based, the Valuation Date for those Basket Components in the same asset class will be adjusted as if those Basket Components formed a Basket.

If the scheduled Payment Date for a hybrid Basket is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event occurring with respect to any Basket Component or otherwise, the Final Valuation Date or Final Averaging Date for any Basket Component is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following the last Final Valuation Date or Final Averaging Date, as postponed, to occur for the Basket Components.

Discontinuation of an Index; Alteration of Method of Calculation

If the Sponsor of an Index discontinues publication of the Index and the Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then any Closing Level will be determined by reference to the official closing level of such Successor Index on which a level for the Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, any Relevant Date, and the calculation agent determines, in its sole discretion, that no Successor Index is available at such time, or the calculation agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then (a) the calculation agent will determine the Closing Level for such Relevant Date and (b) the index level, if applicable, at any time on such Relevant Date will be deemed to equal the Closing Level on that Relevant Date, as determined by the calculation agent. The Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant component has been materially suspended or materially limited, its good faith estimate of the closing price) on such date of each component most recently comprising the Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such Index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Closing Level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the calculation agent will adjust the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of a Fund and/or its Tracked Index;
Alteration of Method of Calculation

If a Fund is liquidated or otherwise terminated (a “Liquidation Event”), then any price of the Fund required for the purposes of the securities will be determined by the calculation agent and will be deemed to equal the product of (i) the closing level of the index which the Fund seeks to track (the “Tracked Index”) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Fund and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Fund was available.

If the sponsor of the Tracked Index discontinues publication of the Tracked Index and the sponsor or another entity publishes a successor or substitute index that Deutsche Bank AG, London Branch, as the calculation agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent closing level following a Liquidation Event will be determined by reference to the published level of such Successor Tracked Index at the regular weekday close of trading on any Trading Day on which the closing level must be taken for the purpose of the securities, including any Valuation Date.

Upon any selection by the calculation agent of a Successor Tracked Index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the sponsor discontinues publication of the Tracked Index prior to, and such discontinuance is continuing on, the Relevant Date following a Liquidation Event and Deutsche Bank AG, London Branch, as the calculation agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the calculation agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the calculation agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-Dilution Adjustments for Funds

The Share Adjustment Factor for each Fund is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

No adjustments to any Share Adjustment Factor will be required unless such Share Adjustment Factor adjustment would require a change of at least 0.1% of such Share Adjustment Factor then in effect. A Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Share Adjustment Factor for any Fund after the close of business on the final Valuation Date.

No adjustments to the Share Adjustment Factor will be required other than those specified below. The adjustments specified in this section do not cover all events that could affect a Fund, and there may be events that could affect a Fund for which the calculation agent will not make any such adjustments.  Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of some events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines, in its sole discretion, that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the securities.  All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other derivatives clearing organization on options contracts on the affected Fund.

Share Splits and Reverse Share Splits

If the shares of a Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
the number of shares which a holder of one share of a Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Fund is subject to a share dividend, i.e., an issuance of additional shares of a Fund that is given ratably to all or substantially all holders of shares of a Fund, then, once the dividend or distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of a Fund.

Non-cash Distributions

If a Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of a Fund to all or substantially all holders of shares of a Fund (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the Current Market Price of one share of a Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Fund means the arithmetic average of the closing prices of one share of a Fund for the ten Trading Days prior to the Trading Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first Trading Day on which transactions in the shares of a Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for a Fund by an amount equal to at least 10% of the closing price of a Fund on the first Trading Day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the closing price of a Fund on the Trading Day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Calculation Agent

The calculation agent for the securities will be Deutsche Bank AG, London Branch. As calculation agent, Deutsche Bank AG, London Branch will determine, among other things, the Closing Level(s), the Intraday Level(s), the Initial Level, the Strike Level (if applicable), the Final Level, the Underlying Return, the Payment at Maturity on the securities and the amount due with respect to the securities if the securities are accelerated following a Commodity Hedging Disruption Event. In addition, the calculation agent will determine whether a Knock-Out Event has occurred, whether there has been a Market Disruption Event or a discontinuation of any Underlying or Basket Components, whether or not any adjustments to the Share Adjustment Factor should be made and whether there has been a material change in the method of calculating any Underlying or Basket Component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

All calculations with respect to the Closing Level(s), Intraday Level(s) and Underlying Return will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Events of Default” in the accompanying prospectus is a description of events of default relating to the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described under the caption “Description of Securities — Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have successive Averaging Dates, then the Business Days immediately preceding the date of acceleration will be the corresponding Averaging Dates. If the securities have scheduled Averaging Dates that are not all on successive Business Days, then the amount due and payable will be calculated as though the Closing Levels of the Underlying for any Averaging Dates scheduled to occur on or after such date of acceleration were the Closing Levels of the Underlying on the date of acceleration.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

THE UNDERLYINGS

Funds

In the relevant pricing supplement we will provide summary information regarding any Funds to which the securities will be linked based on publicly available information. We have not participated in the preparation of, or verified, such publicly available information.

Funds with securities registered under the Exchange Act and the Investment Company Act of 1940, as amended, are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the Funds and the components underlying the Funds may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Indices

In the relevant pricing supplement we will provide summary information regarding any Indices to which the securities will be linked, based on publicly available information. We have not participated in the preparation of, or verified, such publicly available information. The Indices to which payment on the securities will be linked may also be described in an underlying supplement relating to the securities.

General

This product supplement, any relevant underlying supplement and the relevant pricing supplement relate only to the securities offered thereby. We have derived any and all disclosures contained in this product supplement, any relevant underlying supplement and the relevant pricing supplement regarding the Funds or Indices described therein from the publicly available documents described above. In connection with any offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the Funds or Indices described therein. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Funds (and therefore the Share Adjustment Factor) or Indices described therein have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Funds or Indices described therein could affect the Payment at Maturity with respect to the securities and, therefore, the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of any Underlying.

We or our affiliates may currently or from time to time engage in business with the companies underlying the Equity Based Underlying or Basket Components, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about such companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the Underlying or Basket Components and the components underlying the Underlying or Basket Components. As a prospective purchaser of a security, you should undertake an independent investigation of the Underlying or Basket Components as in your judgment is appropriate to make an informed decision with respect to an investment in the securities. Additionally, we or our affiliates are active participants in the commodities and currency markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodity or currency transactions and such transactions may have a negative impact on any Underlying or Basket Component with commodity components or any Underlying or Basket Component that offers Foreign Currency Exposure.

We describe various risk factors that may affect the value of your securities, and the unpredictable nature of that value, under “Risk Factors” above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold your securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

We will not attempt to ascertain whether any entity the stock of which constitutes or is included in an Underlying would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of the relevant security. You should refer to information filed by such entities with the Securities and Exchange Commission or an equivalent governmental authority and consult your tax adviser regarding the possible consequences to you if any such entity is or becomes a PFIC or a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Securities

The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS regarding the securities. Unless otherwise indicated in the relevant pricing supplement, in determining our tax reporting responsibilities, if any, with respect to a security, we expect to treat it as a prepaid financial contract that is not debt. The following discussion assumes that this treatment is respected, except where otherwise indicated. The relevant pricing supplement, which you should consult before making a decision to invest in the securities to which it pertains, may indicate other issues or differing consequences applicable to those securities.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

 Under this treatment, you should not recognize taxable income or loss with respect to a security prior to its taxable disposition (including at maturity). Upon a taxable disposition of a security, you will recognize gain or loss equal to the difference between the amount you realize and your tax basis in the security. Your tax basis in the security should equal the amount you paid to acquire it. Subject to the potential application of the “constructive ownership” regime discussed below, your gain or loss generally should be capital gain or loss, and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, in the case of any Underlying that is an Index, it is possible that any reconstitution, rebalancing, change in methodology of, or substitution of a successor to the Index could result in a “deemed” taxable exchange (as could any similar change to a Basket), causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the relevant security.

If a “pass-thru entity” (such as a Fund) constitutes or is included in an Underlying, purchasing the relevant security could be treated (in whole or part) as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Code.  In that case, all or a portion of any long-term capital gain you would otherwise recognize on a sale or exchange of the security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying pass-thru entity at the inception of the constructive ownership transaction and selling that investment on the date the constructive ownership transaction is closed. If Section 1260 were to apply to a security the sole Underlying of which was a Fund, it is possible that the net underlying long-term capital gain would equal the amount of long-term capital gain you would have recognized if on the issue date you had invested the face amount of the security in shares of the Fund and sold those shares for their fair market value on the date of your taxable disposition of the security. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 will be treated as accruing at a constant rate over the period you held the security, and you will be subject to a notional interest charge in respect of the deemed tax liability on the income that is treated as accruing in prior tax years.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument and has a term (from but excluding the settlement date to and including the last possible date that the security could be outstanding pursuant to its terms) that exceeds one year, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the security prior to its maturity. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

If a security is treated as a debt instrument and has a term not exceeding one year, your tax consequences, although not governed by the regulations applicable to contingent payment debt instruments, could be materially affected. For instance, in such a case, any gain that you recognize at maturity should be treated as ordinary income instead of capital gain.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States.  However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to withholding tax, in each year that you own the security, possibly on a retroactive basis.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a security is treated as a debt instrument, any income or gain you realize with respect to the security generally will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations

In the event that the payment on a security depends in part on dividends paid by a U.S. issuer of a stock that constitutes or is included in an Underlying, recently proposed regulations under Section 871(m) of the Code could adversely affect the tax consequences of owning and disposing of the security after December 31, 2013. These proposed regulations would in certain circumstances impose a withholding tax at a rate of 30% (subject to reduction under an applicable treaty) on amounts, attributable to U.S.-source dividends, that are paid or “deemed paid” on certain financial instruments (“dividend equivalents”). While significant aspects of the application of these proposed regulations to the securities are uncertain, if they were finalized in their current form, we (or other withholding agents) might determine that a security beneficially owned by you after December 31, 2013 is subject to withholding tax with respect to dividend equivalents (possibly even during periods in which we make no payments with respect to those dividend equivalents) or that you must provide information to establish that withholding is not required. We will not pay additional amounts on account of any such withholding tax.

Legislation generally referred to as FATCA, as interpreted in proposed regulations (which are not effective as of the date of this product supplement) and other published guidance, will generally impose, with respect to obligations issued after December 31, 2012, a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) of (i) U.S.-source interest (including original issue discount) and “dividend equivalents” (described above) after December 31, 2013 and (ii) the proceeds of taxable dispositions after December 31, 2014, of instruments that give rise to U.S.-source interest or could give rise to “dividend equivalents,” unless various U.S. information reporting and due diligence requirements have been satisfied. This regime will apply to a security that is treated as a debt instrument and could apply to a security that could give rise to “dividend equivalents." The reporting and diligence requirements of the regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. We will not pay additional amounts on account of any such withholding tax.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of a security may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The Issue Price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the securities by taking positions in the relevant Underlying or Basket Components, the components underlying the relevant Underlying or Basket Components, or instruments whose value is derived from the relevant Underlying or Basket Components or their underlying components. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the level of the relevant Underlying or Basket Components (including the Initial Level), and therefore effectively establish a higher level that the relevant Underlying or Basket Components must achieve for you to obtain a positive return on your investment or avoid a loss of some or all of your initial investment at maturity. Similarly, the unwinding of our or our affiliates’ hedges near or on a Valuation Date or Valuation Dates could decrease the Closing Levels of the relevant Underlying or Basket Components on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the relevant Underlying or Basket Components, the components underlying the relevant Underlying or Basket Components, or instruments whose value is derived from the relevant Underlying or Basket Components or their underlying components. Although we have no reason to believe that any of these activities will have a material impact on the level of the relevant Underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of DBSI and Deutsche Bank Trust Company Americas (“DBTCA”) as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities will agree to purchase, and we will agree to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement or at prevailing market prices or at prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees, in the amount set forth on the cover page of the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of FINRA, the underwriting arrangements for any offering in which DBSI participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and any other Agent through which we may offer the securities will represent and agree, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.